NEWS RELEASE

GOLDEN QUEEN SECURES AN ADVANCE WITH LEUCADIA AND
AUVERGNE FOR THE ONGOING DEVELOPMENT OF ITS
SOLEDAD MOUNTAIN PROJECT

July 2, 2014 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company”) is pleased to announce that the Company’s wholly-owned subsidiary, Golden Queen Mining Company, Inc. (the “Subsidiary”) has entered into a loan agreement with Leucadia National Corporation (“Leucadia”) and Auvergne, LLC, an entity controlled by certain members of the Clay family (“Auvergne”, and together with Leucadia, the “Lenders”), with the Company as guarantor, in respect of an advance of US$10,000,000 (the “Loan”) by the Lenders (as to US$6,500,000 from Leucadia and US$3,500,000 from Auvergne) to the Subsidiary. The Loan is secured and senior to existing debt and proceeds will be used to advance the development of the Soledad Mountain Project until the closing of the joint venture transaction with Gauss LLC (see June 9, 2014 news release) (the “JV Closing”).

The maturity date of the Loan will be the earlier of: (a) the date of the JV Closing and (b) September 30, 2014. In the event the JV Closing occurs later than September 30, 2014, the maturity date can be extended to December 1, 2014 by paying a US$1,000,000 extension fee, which extension fee will not be payable if the JV Closing occurs before the extended maturity date.

The repayment of the Loan, accrued interest and extension fee, if any, will be funded from the proceeds of the joint venture transaction upon the JV Closing.

The Loan will bear interest at a rate of 10.0% per annum, compounded monthly. After the occurrence and during the continuation of an event of default, interest on the Loan will accrue at a rate of 12.0% per annum.

No finder’s fee or commission will be paid in connection with the Loan.

About Golden Queen Mining Co. Ltd:

The Company is developing a gold-silver, open pit, heap leach operation on its fully-permitted Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California. The Soledad Mountain Project will use conventional open pit mining methods and the cyanide heap leach and Merrill-Crowe processes to recover gold and silver from crushed, agglomerated ore.

For further information regarding this news release please contact
Lutz Klingmann, President
Telephone: (604) 921-7570
Email: lklingmann@goldenqueen.com

THE TORONTO STOCK EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Cautionary Note and Forward Looking Statements

The information in this news release includes certain “forward-looking statements”. All statements, other than statements of historical fact included herein including, without limitation, plans for and intentions with respect to the Company’s properties, statements regarding intentions with respect to the use of proceeds of the Loan, development of the Soledad Mountain Project, repayment of the Loan, anticipated JV Closing and Toronto Stock Exchange approval and similar information are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could influence forward looking statements, include uncertainties involving the timing of regulatory review and shareholder approval of the joint venture transaction with Gauss LLC; anticipated costs and expenses related to the development of the Soledad Mountain Project; uncertainties involved in the interpretation of the estimation of reserves and resources; risks of construction and mining projects; unexpected cost increases; fluctuations in metal prices and currency exchange rates, changes in mining laws, additional regulatory requirements in connection with mining permits, and other risks and uncertainties disclosed in Golden Queen’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with U.S. and Canadian securities regulatory authorities and in other reports and documents filed with applicable securities regulatory authorities from time to time. These forward looking statements reflect the beliefs, opinions and projections on the date the statements are made. Forward looking statements are based on numerous assumptions and are subject to all of the risks and uncertainties inherent in Golden Queen’s business, including risks inherent in mineral exploration and development. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, should not to put undue reliance on forward-looking statements.